Exhibit 99.1

PRESS RELEASE

August 12, 2008

CRESCENT BANKING COMPANY

P.O. Box 2020, 7 Caring Way, Jasper, GA 30143, (678) 454-2266, Fax (678) 454-2282

CRESCENT BANKING COMPANY

DECLARES QUARTERLY DIVIDEND AND ANNOUNCES EARNINGS

Crescent Banking Company, Jasper, Georgia (Nasdaq Capital Market–CSNT) (the “Company”) is pleased to announce that its Board of Directors has declared the Company’s 48th consecutive quarterly cash dividend on its common stock. The dividend of $0.04 per share is payable on September 5, 2008 to holders of record on August 25, 2008.

The Company experienced a net loss for the six months ended June 30, 2008 of $6.0 million, which represented a net loss per share on both a basic and fully diluted basis of $1.16. In comparison, the Company had net income for the six months ended June 30, 2007 of $3.0 million, which represented net income per share on a basic and fully diluted basis of $0.58 and $0.56, respectively. The Company’s net loss for the first six months of 2008 is largely attributable to the provision for loan losses of approximately $9.7 million. The Company charged-off $6.8 million in loans during the second quarter of 2008 on a net basis, which was a significant increase from the second quarter of 2007 and the first quarter of 2008 during which the Company charged-off $30,939 and $463,037 in loans, respectively. Of the total amount charged-off during the second quarter of 2008, $5.8 million was related to loans that the Company had not taken into foreclosure. While the banking industry generally does not charge-off impairment on loans until foreclosure, the Bank took an aggressive approach based upon the current downturn in the economy and real estate market, and charged-off the balances after determining that the losses related to these unforeclosed loans were uncollectible.

The Company’s net loss for the quarter ended June 30, 2008 totaled $4.1 million, which represented a net loss per share on both a basic and a fully diluted basis of $0.78. In comparison, the Company had net income for the quarter ended June 30, 2007 of $1.5 million, which represented net income per share on a basic and a fully diluted basis of $0.29 and $0.28, respectively.

Don Boggus, the Company’s President and Chief Executive Officer, stated: “In light of the current economic climate, we have taken what we believe to be an aggressive approach in determining the probability of losses in our loan portfolio. While this approach had a very negative effect on our second quarter results, we are pleased that the Company’s capital ratios remained above the “well capitalized” level, which is the highest regulatory capital rating recognized by bank regulatory authorities. At June 30, 2008, our banking subsidiary had $78.3 million of Tier 1 capital, resulting in a leverage ratio of 8.14%. To be well capitalized, the minimum required leverage ratio is 5.00% or higher, which, in our case, would have required only $48.1 million of Tier 1 capital. In addition, we believe that we continue to have strong liquidity, as we held $85.2 million of liquid assets at June 30, 2008. While the prevailing economic environment is challenging, especially to banks, we intend to continue to take steps that will preserve the long-term safety and soundness of our institution, and to maintain our capital ratios at levels that will continue to result in our company being well capitalized.”

The ratio of the Company’s non-performing assets to total loans and other real estate was 4.20%

at June 30, 2008, as compared to 2.87% at March 31, 2008 and 1.34% at December 31, 2007. The Company had $34.6 million of non-performing assets at June 30, 2008, comprised of $28.6 million of non-accrual loans and $6.0 million of foreclosed properties held in other real estate owned. The ratios of net charge-offs to average commercial banking loans outstanding were 1.76% (annualized) for the six months ended June 30, 2008, 0.11% for the year ended December 31, 2007 and 0.11% (annualized) for the six months ended June 30, 2007. The Company’s loan portfolio decreased by $5.2 million during the second quarter, from $823.9 million at March 31, 2008 to $818.7 million at June 30, 2008. The Company experienced a $4.1 decrease in construction and acquisition and development loans, as well as a decrease in 1-4 family and non-farm non-residential real estate loans of $2.1 million.

Mr. Boggus stated: “We continued to work aggressively to identify problem loans, and to pursue favorable resolutions of any issues associated with those problem loans. We are pleased with our progress in reducing our balances of acquisition and development and residential construction loans, and we are hopeful that our conservative approach will continue to serve us well in this difficult economy.”

About Crescent Banking Company

Crescent Banking Company is a bank holding company headquartered in Jasper, Georgia with total consolidated assets of approximately $979.0 million and consolidated shareholders’ equity of approximately $61.7 million, representing a book value of $11.58 per share, as of June 30, 2008. The Company has 11 full service offices, a loan production office and a corporate office, located in seven counties in North Georgia. The Company had approximately 5.4 million shares of common stock outstanding at June 30, 2008. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “CSNT.”

Cautionary Notice Regarding Forward-Looking Statements

Certain of the statements in this Press Release may constitute “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify forward-looking statements through our use of words such as “believe,” “intend,” “continue,” “hopeful” and other similar words and expressions of the future. Such forward-looking statements include, without limitation, statements about: the Company taking a conservative approach charge-offs in its loan portfolio; the Company having strong liquidity; the Company taking steps to preserve its long-term safety and soundness; the Company’s ability to identify and resolve credit issues in its loan portfolio; and the Company’s ability to maintain certain capital levels.

These forward-looking statements are based upon information presently available to the Company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties, including, without limitation: the Company’s inability to properly manage its credit exposure, including, without limitation, any failure by the Company to identify and resolve credit problems, and/or to any failure to maintain adequate reserves to protect itself against any losses resulting from those credit problems; further deterioration of the Company’s asset quality, and/or greater deterioration in asset quality than presently anticipated by the Company; the Company experiencing further unanticipated charge-offs in the loan portfolio; the Company experiencing further net interest margin or other earnings pressures, or other developments, that would negatively affect the

Company’s liquidity position; the Company’s inability to maintain certain capital levels; and those other risks and factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report for the quarter ended March 31, 2008 under the captions “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors,” and otherwise in the Company’s reports and filings that it makes with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. The Company has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this Press Release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.